UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 25, 2004

EDELBROCK CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-24802	33-0627520

(State of other jurisdiction of incorporation No.)	(Commission File No.)	(IRS Employer Identification No.)

2700 California Street, Torrance, California	90503

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 781-2222

Not Applicable

(Former name and address)

ITEM 5. OTHER EVENTS

     On June 25, 2004, Edelbrock Corporation entered into a definitive merger agreement with Edelbrock Holdings, Inc. (“Holdings”) and Edelbrock Merger Sub, Inc. (“Merger Sub”), corporations controlled by O. Victor Edelbrock, Jr., Edelbrock Corporation’s Chairman, President and Chief Executive Officer. Under the terms of the merger agreement, Holdings will acquire for cash all of the outstanding shares of Edelbrock Corporation not already owned by Mr. Edelbrock and his affiliates. Edelbrock Corporation’s press release dated June 25, 2004, entitled “Edelbrock Corporation’s Board of Directors Approves Merger Agreement for Going Private Transaction” is attached hereto as Exhibit 99.1. The definitive merger agreement is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

     In connection with the merger agreement, Edelbrock Corporation and Mr. Edelbrock have entered into a stockholders’ support agreement pursuant to which Mr. Edelbrock has agreed to (i) vote those shares owned or controlled by him in favor of the merger and (ii) guarantee the performance of Holdings and Merger Sub’s obligations under the merger agreement.

     The closing of the transactions contemplated by the merger agreement is subject to stockholder approval and the satisfaction of other customary conditions including that Mr. Edelbrock has sufficient debt financing at closing to consummate the transaction.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)	Not applicable

(b)	Not applicable

(c)	Exhibits

Exhibit No.	Description
99.1	Press Release dated June 25, 2004.

99.2	Agreement and Plan of Merger, dated as of June 25, 2004 by and among Edelbrock Holdings, Inc., Edelbrock Merger Sub, Inc. and Edelbrock Corporation.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: June 28, 2004	By:	/s/ Jeffrey L. Thompson

Jeffrey L. Thompson,

	Its:	Executive Vice-President,
Chief Operating Officer